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                                                                    EXHIBIT 23.9

                                    CONSENT

  The undersigned, on behalf of Yankee Group, hereby consents to the use by Genesis Direct, Inc. of certain statistical information* of Yankee Group in a registration statement filed or to be filed with the Securities and Exchange Commission.

                                       YANKEE GROUP

                                       By:        /s/ John F. Clain
                                           ------------------------------
                                       Name:  John F. Clain
                                       Title: Regional Director
                                       Dated: April 16, 1998

* with submitted corrections